UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2355 Waukegan Road, Bannockburn, Illinois 60015

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure provided in Item 2.03 of this report with respect to the Credit Agreement is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure provided in Item 2.03 of this report with respect to the Existing Credit Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Restated Credit Agreement

The Company entered into an Amended and Restated Credit Agreement, dated as of September 30, 2021 (the “Credit Agreement”), among the Company and certain subsidiaries of the Company, as borrowers, Bank of America, N.A., as administrative agent, swing line lender, a lender and a letter of credit issuer, the other lenders party to the Credit Agreement, JP Morgan Chase Bank, N.A. and Sumitomo Mitsui Banking Corporation, as syndication agents, Fifth Third Bank, MUFG Bank, Ltd., Wells-Fargo Bank, National Association, and Regions Bank as co-documentation agents, and BofA Securities, Inc., Sumitomo Mitsui Banking Corporation and JP Morgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

The Credit Agreement provides for a term loan facility under which the Company has outstanding term loans in an aggregate principal amount of $200,000,000 (the “Term Loan Facility”), and a revolving credit facility under which the Company may borrow and obtain letters of credit up to $1,200,000,000 (the “Revolving Credit Facility”). The Term Loan Facility and the Revolving Credit Facility will mature on September 30, 2026; provided that if on the date that is 91 days prior to the maturity date of the Company’s 2024 Senior Notes (the “Springing Maturity Date”), such Senior Notes are still outstanding and have not been amended to extend the final maturity date thereof to a date that is more than 91 days after the maturity date of the Term Loan Facility and the Revolving Credit Facility, then the maturity date will be the Springing Maturity Date.

The proceeds of the Term Loan Facility and loans under the Revolving Credit Facility were used, on the closing date under the Credit Agreement, to refinance the loans and other credit extensions that were made under the Existing Credit Agreement (see “Amendment and Restatement of Existing Credit Agreement” below) and the loans under the Revolving Credit Facility will be used for general corporate purposes, including permitted stock repurchases, permitted investments, including acquisitions, and all other lawful corporate purposes, and to refinance certain indebtedness of any business acquired in a permitted acquisition.

At the Company’s option, any loan under the Credit Agreement (other than Swingline Loans) that is made to it or certain designated borrowers under the Revolving Credit Facility will bear interest at a “Base Rate” or “Eurocurrency Rate” or, for loans denominated in British pounds sterling, the Sterling Overnight Index Average Reference Rate (“SONIA”), plus in each case, an applicable margin that will fluctuate (the “Applicable Rate”). The Base Rate is defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus .50%, and (c) the Eurocurrency Rate plus 1.00%. The Eurocurrency Rate is a rate per annum determined for the applicable interest period by reference to the London interbank offered rate (“LIBOR”), or if such rate is no longer available, a successor benchmark rate determined in accordance with customary LIBOR replacement provisions.

The Applicable Rate for Base Rate Loans and Eurocurrency Rate Loans (or any alternative currency loans) depends on the Consolidated Leverage Ratio (as defined in the Credit Agreement) for the Company and its subsidiaries as set forth in the most recent compliance certificate received by the administrative agent. The Applicable Rate for Base Rate Loans is between 0.100% and 0.500% and the Applicable Rate for Eurocurrency Rate/SONIA Daily Rate is between 1.100% and 1.500%. The facility fee also depends on the Consolidated Leverage Ratio and is between 0.150% and 0.250%. Based on the current Consolidated Leverage Ratio, the initial pricing under the Credit Agreement is set at an Applicable Rate of 1.30% for Eurocurrency Rate/SONIA Daily Rate Loans and 0.30% for Base Rate Loans, and the facility fee is set at a rate of 0.20% times the actual daily amount of the Revolving Credit

Facility regardless of usage, in each case until the Company’s next quarterly compliance certificate is delivered. The Credit Agreement includes provisions permitting the Company, in consultation with one or more lenders selected by the Company, to establish key performance indicators (“KPIs”) with respect to certain environmental, social and governance targets of the Company and its subsidiaries and upon the effectiveness of any such amendment, the KPIs will be used, together with the pricing grid, to determine pricing under the Credit Agreement.

The Credit Agreement provides that certain initial designated borrower subsidiaries of the Company are eligible to borrow under the Revolving Credit Facility. The Company may designate additional subsidiaries as designated borrowers subject to the sole discretion of the requisite lenders under the Revolving Credit Facility and the administrative agent.

The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and all of its material domestic subsidiaries and are and will be guaranteed by certain subsidiaries of the Company, excluding certain excluded subsidiaries pursuant to the Credit Agreement.

Excluded subsidiaries include, among others, (i)(a) subsidiaries that as of the end of the then most recently ended fiscal quarter of the Company for the period of four consecutive fiscal quarters then ended contributed five percent (5%) or less of the Company’s and its subsidiaries’ consolidated revenues (adjusted to eliminate the effect of intercompany transactions) for such period, or (b) the consolidated total assets reflected on the balance sheet of such subsidiary as of the end of such fiscal quarter were five percent (5.0%) or less or of the Company’s and its subsidiaries’ consolidated total assets (adjusted to eliminate intercompany transactions) as of such date, or (ii) any subsidiary of the Company if such subsidiary of the Company providing a guaranty could result in actual or potential adverse tax consequence to the Company and its subsidiaries.

The Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements; notices of default and certain other material events; payment of obligations; preservation of corporate existence, rights, privileges, permits, licenses, franchises and intellectual property; maintenance of property and insurance and compliance with laws. The Credit Agreement contains customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of liens, investments and indebtedness; mergers and certain other fundamental changes; dispositions of assets; restricted payments; changes in the Company’s line of business; transactions with affiliates and burdensome agreements.

The Credit Agreement contains a financial covenant requiring maintenance of a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00 as of the end of any fiscal quarter.

The Credit Agreement contains a financial covenant requiring maintenance of a maximum Consolidated Leverage Ratio of 4.25 to 1.00 in any fiscal quarter ending before September 30, 2022 and 4.00 to 1.00 for any fiscal quarter ending on or after September 30, 2022, with a leverage holiday if a permitted acquisition or series of related permitted acquisitions involving aggregate consideration in excess of $200,000,000 (a “Material Acquisition”) occurs during a fiscal quarter. If a Material Acquisition occurs, the Company shall have the right to increase the maximum Consolidated Leverage Ratio covenant to 4.50 to 1.00 during such fiscal quarter and the subsequent three fiscal quarters.

The Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, insolvency proceedings, inability to pay debts, material judgments, certain events related to pension plans, the invalidity or revocation of any loan document of the Company or any subsidiary that becomes a guarantor as described above, a “change of control” of the Company or certain material regulatory actions. If an event of default occurs under the Credit Agreement, the lenders may, among other things, terminate the commitments to extend credit under the Revolving Credit Facility and declare immediately payable all borrowings under the Credit Agreement.

The Credit Agreement provides that the Company will repay to the lenders the aggregate principal amount of all Term Loan Facility borrowings in quarterly principal installments on the last business day of each fiscal quarter commencing September 30, 2023 in an amount equal to $1,250,000, with a final principal repayment installment on the maturity date equal to the aggregate principal amount of all Term Loan Facility borrowings outstanding on such date. The Credit Agreement provides that the Company will repay the aggregate principal amount of the Revolving Credit Facility on the maturity date.

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Amendment and Restatement of Existing Credit Facilities

In connection with the Company’s entry into the Credit Agreement, the Company’s existing Credit Agreement, dated as of November 17, 2017 (the “Existing Credit Agreement”), entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swingline lender, a lender and a letter of credit issuer, other lenders party to the credit agreement was deemed to be amended, restated and consolidated by the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated as of September 30, 2021, among Stericycle, Inc. and certain subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swing line lender, a lender and a letter of credit issuer, and the other lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021	Stericycle, Inc.

	By:	/s/ Kurt M. Rogers
Kurt M. Rogers
Executive Vice President and General Counsel